SEC13F.LNS              GABELLI ASSET MANAGEMENT COMPANY

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 6/30/04
                         RUN DATE: 08/10/04 9:28 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        2

FORM 13F INFORMATION TABLE ENTRY TOTAL:   2,127

FORM 13F INFORMATION TABLE VALUE TOTAL:   $23,110,465,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME

28-1887		GABELLI FUNDS, LLC
                  GABELLI SECURITIES, INC.